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                                                                     EXHIBIT 2.8

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                           ENEX RESOURCES CORPORATION
                             A DELAWARE CORPORATION

                                      INTO

                            3TEC ENERGY CORPORATION
                             A DELAWARE CORPORATION

  (UNDER SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


     3TEC ENERGY CORPORATION, a Delaware corporation (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on November 24, 1999, pursuant to the Delaware General Corporation Law.

     SECOND: That this Corporation owns all of the outstanding shares of each class of the stock of Enex Resources Corporation ("Enex"), a corporation incorporated on March 17, 1992, pursuant to the Delaware General Corporation Law.

     THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted on December 11, 2001, determined to merge Enex into itself on the terms and conditions set forth in such resolutions:

     RESOLVED, that the Corporation, being the owner of one-hundred percent (100%) of the outstanding shares of common stock, par value $.05 per share, of Enex, does hereby elect to merge Enex with and into itself (the "Merger") pursuant to the provisions of the Delaware General Corporation Law.

     FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

          1. The Merger shall be effective upon the date of filing with the Secretary of State of Delaware (the "Effective Time").

          2.  At the Effective Time of the Merger:

              (a) Enex shall be merged with and into the Corporation, and the separate existence of Enex shall cease.


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          (b)  The Corporation shall assume all of Enex's liabilities and obligations and shall succeed to all of Enex's assets.

          (c) The Certificate of Incorporation of the Corporation in effect immediately prior to the Effective Time shall remain in effect until duly amended in accordance with its terms and the Delaware General Corporation Law.

          (d) The Bylaws of the Corporation in effect immediately prior to the Effective Time shall remain in effect until duly amended in accordance with their terms and the Delaware General Corporation Law.

          (e) The officers and directors of the Corporation immediately prior to the Effective Time shall, from and after the Effective Time, be the officers and directors of the Corporation as the corporation surviving the Merger, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

          (f) Each share of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time shall continue in existence unaffected by the Merger.

          (g) Each share of the capital stock of Enex issued and outstanding immediately prior to the Effective Time and owned by the Corporation shall, by virtue of the Merger and without any action on the part of this Corporation, be cancelled and retired without payment of any consideration therefor and shall cease to exist.

     RESOLVED FURTHER, that this Merger may be terminated and abandoned by the Board of Directors of this Corporation at any time prior to the Effective Time.

     RESOLVED FURTHER, that the proper officers of this Corporation be, and they hereby are, directed and authorized to make and execute an appropriate Certificate of Ownership and Merger setting forth the resolutions to merge Enex with and into this Corporation and to cause the same to be filed with the Secretary of State of Delaware.

     RESOLVED FURTHER, that the proper officers of this Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation to execute and deliver all documents and instruments and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger.

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     Dated this 15th day of January, 2002.


                                          3TEC ENERGY CORPORATION



                                          By:  /s/ Floyd C. Wilson
                                               ---------------------------
                                                   Floyd C. Wilson
                                                   Chief Executive Officer


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